United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
November 16, 2007
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Explanatory Note: This Current Report on Form 8-K is being filed to amend Item 9.01 of the Current Report on Form 8-K filed by Ultralife Batteries, Inc. (the “Registrant”) on November 19, 2007. In accordance with the instructions to Item 9.01 of Form 8-K, this amendment provides (1) the audited and unaudited historical financial statements of the businesses acquired, as required by Item 9.01(a) of Form 8-K, as well as (2) the unaudited pro forma financial information for the combination of the Registrant and the businesses acquired, using the Registrant’s fiscal reporting periods, as required by Item 9.01(b) of Form 8-K and Article 11 of Regulation S-X. As previously reported, the businesses acquired by the Registrant consisted of all of the issued and outstanding shares of common stock of Stationary Power Services, Inc. and Reserve Power Systems, Inc.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
As required by Item 9.01(a) of Form 8-K, the audited consolidated financial statements of Stationary Power Services, Inc. and its variable interest entity Reserve Power Systems, Inc., as of and for the fiscal year ended December 31, 2006 and the unaudited consolidated financial statements of Stationary Power Services, Inc. and its variable interest entity Reserve Power Systems, Inc., as of and for the nine months ended September 30, 2007 and 2006 are attached together as Exhibit 99.1 to this Current Report.
     (b) Pro Forma Financial Information.
As required by Item 9.01(b) of Form 8-K, the pro forma financial information of the Registrant, reflecting the acquisition of all of the issued and outstanding shares of common stock of Stationary Power Services, Inc. and Reserve Power Systems, Inc., for the fiscal year ended December 31, 2006 and as of and for the nine months ended September 29, 2007 is attached as Exhibit 99.2 to this Current Report.
     (d) Exhibits.

23.1	Consent of Bonadio & Co., LLP

99.1	Consolidated Financial Statements of Stationary Power Services, Inc.

99.2	Unaudited Pro Forma Condensed Combined Financial Information for Ultralife Batteries, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2008	ULTRALIFE BATTERIES, INC.
/s/ Robert W. Fishback
Robert W. Fishback
Vice President — Finance and Chief Financial Officer